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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2005

AmeriVest Properties Inc.
(Exact name of small business issuer as specified in its charter)

Maryland	1-14462	84-1240264
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1780 South Bellaire Street, Suite 100, Denver, Colorado 80222
(Address of principal executive offices)

(303) 297-1800
(Registrant's telephone number)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        Please see discussion in Item 2.03, which is included in this Item by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

        On June 6, 2005, AmeriVest Properties Inc. ("AmeriVest") entered into an amendment to the loan agreement for its secured credit facility with its primary bank group.

        Prior to the amendment, the agreement required AmeriVest to repay at least $2.5 million of its secured facility by July 1, 2005 and at least $10 million of its secured facility by September 1, 2005. The amendment eliminates the July 1 repayment requirement, and extends the maturity date of the secured facility from November 12, 2005 to January 31, 2006.

        A copy of the Fourth Amendment to Revolving Credit Agreement is included under Item 9.01(c) as Exhibit 10.1 to this report and is included in this Item by reference. A copy of AmeriVest's press release is included under Item 9.01(c) as Exhibit 99.1 to this report and is included in this Item by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

  (c)
  Exhibits.

Exhibit 10.1	Fourth Amendment to Revolving Credit Agreement between AmeriVest Properties Inc., AmeriVest Chateau Inc., AmeriVest Greenhill Inc., KeyBank National Association, as agent, and the lenders party thereto, dated June 6, 2005.
Exhibit 99.1	Press release dated June 6, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERIVEST PROPERTIES INC.
Dated: June 8, 2005	By:	/s/ CHARLES K. KNIGHT Charles K. Knight Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Amendment to Revolving Credit Agreement between AmeriVest Properties Inc., AmeriVest Chateau Inc., AmeriVest Greenhill Inc., KeyBank National Association, as agent, and the lenders party thereto, dated June 6, 2005.
99.1	Press Release dated June 6, 2005.

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  ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
  ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
  ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX